UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 19, 2006

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

Effective December 19, 2006, the Bank Credit Agreement among Horace Mann Educators Corporation, certain financial institutions named therein and Bank of America, N.A., as administrative agent, was amended and restated to 1) extend the commitment termination date to December 19, 2011 from the previous termination date of May 30, 2009, 2) increase the commitment amount to $125 million from the previous limit of $100 million, 3) decrease the interest rate spread relative to Eurodollar base rates, and 4) decrease the variable commitment fee on the unused portion of the Bank Credit Facility by 5 basis points. This Amended and Restated Bank Credit Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
Name:	Bret A. Conklin
Title:	Senior Vice President & Controller (Principal Accounting Officer)

Date: December 22, 2006

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